EXHIBIT 21

                       INDEPENDENCE HOLDING COMPANY

                   Subsidiaries as of December 31, 1995
                   ------------------------------------


Subsidiary                                         Jurisdiction
- ----------                                         ------------

The Madison Company                                   Delaware
    Independence Capital Group, Inc.                  Delaware
     Independence Financial Services
       Corp.                                          Delaware
        Madison National Life Insurance
         Company, Inc.                                Wisconsin
         Madison Investors Corporation                Delaware
         Standard Security Life Insurance
          Company of New York                         New York
           Standard Security Investors
              Corp.                                   New York
           Standard Life Asset Management
              Corp.                                   New York
           SSH Corp.                                  Delaware
             First Standard Security
              Insurance Company                       Delaware
               On-Line Brokerage, Inc.                Delaware
               International Benefits
                 Administrators L.L.C.                New York
    Madison Standard Corp.                            Wisconsin
    Zimmerman Holdings, Inc.                          Delaware
      Zimmerman Sign Company                          Texas
    Independence Land and Capital, Inc.               Delaware
      The Logan Group, Inc.                           Florida
    R. H. Financial Corp.                             Delaware
      Incopoint Limited Partnership                   Connecticut
    IFS Corp.                                         Delaware
    G.P. Associates Holding Corp.                     Delaware
Standard Life Capital Corp.                           New York